EXHIBIT 10.1

AMENDED AND RESTATED

DISCRETIONARY NON-REVOLVING LINE OF CREDIT DEMAND NOTE

$2,000,000.00Sarasota, Florida

Dated as of August 16, 2022

FOR VALUE RECEIVED, and intending to be legally bound hereby, KEYSTAR CORP., a Nevada corporation (the "Maker"), hereby promises to pay ON DEMAND to the order of EXCEL FAMILY PARTNERS, LLLP, a Florida limited liability limited partnership (the "Lender"), the lesser of (i) the principal sum of Two Million and 00/100 Dollars ($2,000,000.00) (the "Loan Amount") or (ii) the aggregate unpaid principal balance of the Non-Revolving Credit Loans (as hereinafter defined) made by the Lender to the Maker from time to time, as may be evidenced by inscriptions made on Schedule 1 hereto, or as may be entered in a loan account on the Lender's books and records, or both (together will all extensions, renewals, refinancing or refundings in whole or in part, as amended, modified or supplemented from time to time, this "Note"), together with interest thereon at the rate or rates specified herein, as follows:

1.Non-Revolving Credit Loan Facility.

(a)The Non-Revolving Credit Loans.  Subject to the terms and conditions hereof and relying upon the representations and warranties set forth in this Note, the Lender has made a loan (each, a "Non-Revolving Credit Loan" and collectively, the "Non-Revolving Credit Loans") to the Maker at any time or from time to time in an aggregate principal amount which will not exceed the Loan Amount.

(b)Nature of the Non-Revolving Credit Loans.  Upon repayment of any amount of principal or interest of the Non-Revolving Credit Loans by the Maker, the Maker may not reborrow under this Note.

(c)Making the Non-Revolving Credit Loans.  Subject to the terms and conditions set forth in this Note, and provided that the Maker has satisfied all applicable conditions specified herein, the Lender will make the Non-Revolving Credit Loans to the Maker.

(d)DISCRETIONARY ADVANCES.  THIS NOTE DOES NOT CONSTITUTE A COMMITTED LINE OF CREDIT.  NON-REVOLVING CREDIT LOANS UNDER THIS NOTE, IF ANY, SHALL BE MADE BY THE LENDER IN ITS SOLE AND ABSOLUTE DISCRETION.  NOTHING CONTAINED IN THIS NOTE SHALL BE CONSTRUED TO OBLIGATE THE LENDER TO MAKE ANY NON-REVOLVING CREDIT LOAN IN ANY AMOUNT AND THE LENDER SHALL HAVE THE RIGHT TO REFUSE TO MAKE ANY NON-REVOLVING CREDIT LOAN AT ANY TIME WITHOUT PRIOR NOTICE TO THE MAKER.

(e)Maximum Principal Balance of Non-Revolving Credit Loans.  The aggregate principal amount of the Non-Revolving Credit Loans outstanding will not at any time exceed the Loan Amount.  The Maker agrees that if at any time the aggregate principal amount of the Non-Revolving Credit Loans outstanding exceeds the Loan Amount (the "Excess Amount"), the Maker will promptly pay to the Lender such Excess Amount.

(f)Use of Proceeds.  Non-Revolving Credit Loans may be subject to restricted uses from time to time, at the sole and absolute discretion of the Lender.  Lender may provide written instructions (instructions via email are permitted) to Maker regarding restrictions on the use of the Non-Revolving Credit Loans.  Absent such instructions from the Lender, the Maker may use the Non-

Revolving Credit Loans for (i) general company purposes and/or (ii) any other use approved in writing by the Lender, in its sole and absolute discretion.

(g)Outstanding Principal Balance of Non-Revolving Credit Loans.  All advances of principal made on this Note may be inscribed by the Lender on Schedule 1 hereto in the Lender's discretion or entered on the Lender's books and records.  Each inscription or entry shall be prima facie evidence of the facts so set forth.  No failure by the Lender to make, and no error by the Lender in making, any inscription on Schedule 1 shall affect the Maker’s obligation to repay the full principal amount advanced by the Lender to or for the account of the Maker, or the Maker’s obligation to pay interest thereon at the agreed upon rate.

2.Interest Rate.

(a)Interest.  Subject to the terms and conditions of this Note, the aggregate outstanding principal balance of the Non-Revolving Credit Loans will bear interest at a fixed rate per annum equal to 5.0% (the "Fixed Rate").  Interest on Non-Revolving Credit Loans, unpaid fees and other sums payable hereunder will be computed on the basis of a year of 365 days and paid for the actual number of days elapsed.

(b)Interest After Default.  If the Maker (i) fails to comply with any provision hereunder, including, but not limited to, failing to immediately pay all amounts due hereunder to the Lender after demand thereof is made, or (ii) becomes subject to any event described in Section 7 hereof, at the option of the Lender, the unpaid principal amount of the Non-Revolving Credit Loans or any portion thereof, accrued interest thereon, any fees or any other sums payable hereunder will thereafter until paid in full bear interest at a rate per annum equal to the Fixed Rate plus 2.00%.

3.Description of Payments.

(a)Payments of Interest.  Beginning on March 1, 2023, and continuing on the first day of each month thereafter to the date on which Lender demands payment of this Note, the Maker will pay to the Lender interest, in arrears, on the aggregate outstanding principal balance of the Non-Revolving Credit Loans at the Fixed Rate.

(b)Payments of Principal.  If not sooner paid, the entire principal balance of all outstanding Non-Revolving Credit Loans, together with all unpaid accrued interest thereon, and all other sums and costs owed to the Lender by the Maker with respect to the Non-Revolving Credit Loans will be immediately due and payable ON DEMAND, without presentment, protest or notice or further demand of any kind, all of which are hereby waived and an action therefore shall accrue immediately.

(c)Optional Prepayments.  The Maker will have the right to prepay the Non-Revolving Credit Loans, in whole or in part, at any time; provided, however, the Maker must (i) provide the Lender prior written notice of the Maker's intention to make such prepayment and (ii) pay to the Lender all interest accrued on the outstanding principal balance of the Non-Revolving Credit Loans to the date of such prepayment and all other fees, costs and charges required to be paid by the Maker to and for the benefit of the Lender.

(d)Payments.  All payments (and to the extent the Maker determines to make any prepayments) to be made in respect of principal, interest, fees or other amounts due from the Maker under this Note will be payable on or before 5:00 p.m. (Eastern Time) on the day when due without presentment, further demand, protest or notice of any kind, all of which are hereby expressly waived.  Payments made after 5:00 p.m. (Eastern Time) shall be deemed to be made on the next Business Day.  All such payments must be made to the Lender at its designated address in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature.  Subject to the terms and conditions of this Note, all such payments will be applied at the option of the Lender to accrued and unpaid interest, outstanding principal and other sums due under this Note in such order as the Lender may elect. All such payments will be made absolutely net of, without deduction or offset, and altogether free and clear of any and all present and future taxes, levies, deductions, charges and withholdings and all liabilities with respect thereto, excluding income taxes imposed on the Lender under the Laws (as hereinafter defined) of the United States or any state or political subdivision thereof.

4.Representations and Warranties.  The Maker represents and warrants to the Lender that: (i) it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and is in good standing and registered to conduct business in all other jurisdictions in which any such  failure would materially and adversely affect its ability to perform its obligations hereunder, (ii) the Maker has full power, authority and legal right to enter into this Note and the other Loan Documents and to perform all of its respective obligations hereunder and thereunder and (iii) this Note and the other Loan Documents have been duly executed and delivered by the Maker, and this Note and the other Loan Documents constitute the legal, valid and binding obligation of the Maker enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors' rights generally.

5.Affirmative Covenants.  The Maker covenants and agrees with the Lender as follows:

(a)Notice of Breach.  Promptly upon becoming aware of any failure of the Maker to comply with any provision hereunder, the Maker will give the Lender notice thereof, together with a written statement signed on behalf of the Maker setting forth the details of such failure and any action taken or contemplated to be taken by the Maker with respect thereto.

(b)Further Information.  The Maker will promptly furnish, or will cause to be promptly furnished, to the Lender such other information, and in such form, as the Lender may reasonably request from time to time.

(c)Further Assurances.  The Maker, at the Maker's own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Lender may reasonably request from time to time in order to carry out the intent and purposes of this Note and the transactions contemplated by this Note.

(d)Other Conditions.  Concurrently herewith, the Maker will deliver such other documents and satisfy such other conditions as may be reasonably required to be delivered or satisfied by the terms of this Note and/or any other Loan Document.

6.Negative Covenants.  The Maker covenants to the Lender as follows:

(a)Liens.  The Maker will not at any time create, incur, assume or permit to exist any Lien on or any of its assets without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole discretion.

(b)Indebtedness.  The Maker will not, at any time, create, incur, assume or suffer to exist any Indebtedness (as hereinafter defined) without the Lender’s prior written consent, except:

(i)Indebtedness under this Note or any other Loan Document or any other document, instrument or agreement between the Maker and the Lender; and

(ii)current accounts payable, accrued expenses and other expenses arising out of transactions (other than borrowing) in the ordinary course of business.

(c)Disposition of Assets.  Except as set forth in this Note and/or any other Loan Document, the Maker will not sell, convey, pledge, assign, abandon, transfer or dispose of, voluntarily or involuntarily, any of its assets without the Lender’s prior written consent.

(d)Dividends and Distributions.  The Maker will not make, cause, permit or allow the payment of any dividends or distributions to any member of Maker without the Lender’s prior written consent.

(e)Employment; Compensation.  The Maker will not make, cause, permit or allow, without the Lender’s prior written consent, (i) the Maker to enter into any employment of or contract with any equity holder or any family member of an equity holder or any Affiliate (as hereinafter defined) of any of them, except as in existence as of the Closing Date (as hereinafter defined), and (ii) the Maker to make any change to the salaries and compensation paid by Maker, as in existence as of the Closing Date, to any equity holder or any family member of an equity holder or any Affiliate of any of them.

7.Bankruptcy/Insolvency.

(a)If a proceeding shall have been instituted in respect of the Maker:

(i)seeking to have an order for relief entered in respect of or seeking a declaration or entailing a finding that the Maker is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to the Maker, his assets or debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect and said proceeding or order is not dismissed, vacated or stayed within sixty (60) days of his commencement or entry; or

(ii)seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for the Maker or for all or any substantial part of his property; or

(b)if the Maker shall become insolvent, shall become generally unable to pay his debts as they become due, shall voluntarily suspend transaction of his businesses, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 7(a)(i) or shall consent to any such order for relief, declaration, finding or relief described therein, shall institute a proceeding described in Section 7(a)(ii) of this Note or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of his property whether or not any proceeding is instituted, shall dissolve, wind-up or liquidate any substantial part of his properties, or shall take any action in furtherance of any of the foregoing.

THEN, IN ADDITION TO THE LENDER'S UNQUALIFIED RIGHT TO DEMAND PAYMENT OF THE OUTSTANDING AGGREGATE PRINCIPAL BALANCE AND ALL ACCRUED INTEREST ON THE LOAN, the unpaid principal amount of this Note, interest accrued on the unpaid principal amount and all other amounts owing by the Maker under this Note shall automatically become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately.

8.Remedies Cumulative.  The rights and remedies of the Lender will be cumulative and may be pursued singly, concurrently, or successively in the Lender's sole discretion, and may be exercised as often as necessary; and the failure to exercise any such right or remedy will in no event be construed as a waiver or release of the same.

9.Definitions.  As used herein:

(a)"Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (y) the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise

(b)"Business Day" will mean any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Sarasota, Florida.

(c)"Closing Date" will mean February 22, 2022.

(d)"Debt" will mean, collectively, (A) all indebtedness, whether of principal, interest, fees, expenses or otherwise, of the Maker to the Lender, whether now existing or hereafter incurred including, but not limited to, future loans and advances, if any, under this Note, as the same may be amended from time to time, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part, and (B) all costs and expenses including, without limitation, to the extent permitted by Law, reasonable attorneys' fees and legal expenses, incurred by the Lender in the collection of any of the indebtedness referred to in clause (A) above in amounts due and owing to the Lender under this Note.

(e)"Excess Amount" will mean that as set forth in Section 1(e) hereof.

(f)"Fixed Rate" will mean that as set forth in Section 2(a) hereof.

(g)"Indebtedness" will mean, all obligations for borrowed money, direct or indirect, incurred, assumed or guaranteed (including, without limitation, all notes payable and drafts accepted representing the Loan Amount).

(h)"Law" or "Laws" will mean, singularly or collectively, as the context may require, any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

(i)"Lender" will mean that as set forth in the preamble hereof.

(j)"Lien" will mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security for Indebtedness.

(k)"Loan Amount" will mean that as set forth in the preamble hereof.

(l)"Loan Document" or "Loan Documents" will mean, singularly or collectively, as the context may require, (i) this Note and (ii) any and all other documents, instruments, certificates and agreements executed and delivered in connection with this Note, as any of them may be amended, restated, modified or supplemented from time to time.

(m)"Maker" will mean that as set forth in the preamble hereof.

(n)"Non-Revolving Credit Loan" or "Non-Revolving Credit Loans" will mean that as set forth in Section 1(a) hereof.

(o)"Note" will mean that as set forth in the preamble hereof.

(p)"Notices" will mean that as set forth in Section 0(f) hereof.

(q)"Official Body" will mean any government or political subdivision or any agency, authority, bureau, central bank, board, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

(r)"Person" will mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

10.Construction.  Unless the context of this Note otherwise clearly requires, references to the plural includes the singular, the singular the plural, the part the whole and "or" has the inclusive meaning represented by the phrase "and/or".  References in this Note to "judgments" of the Lender include good faith estimates by the Lender (in the case of quantitative judgments) and good faith beliefs by the Lender (in the case of qualitative judgments).  The definition of any document or instrument includes all schedules, attachments, and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof.  "Hereunder", "herein", "hereto", "hereof", "this Note" and words of similar import refer to this entire document; "including" is used by way of illustration and not by way of limitation, unless the context clearly indicates to the contrary; and any action required to be taken by the Maker is to be taken promptly, unless the context clearly indicates to the contrary.

11.Duration; Survival.  All representations and warranties of the Maker contained in this Note or the Loan Documents will survive the making of and will not be waived by the execution and delivery of this Note or the Loan Documents, by any investigation by the Lender, or by the making of the Non-Revolving Credit Loans.  Notwithstanding termination of this Note, all covenants and agreements of the Maker will continue in full force and effect from and after the date of this Note until payment in full of this Note, interest thereon, and all fees and other obligations of the Maker under this Note.

12.Miscellaneous.

(a)This Note evidences the Non-Revolving Credit Loans and evidences all other amounts payable by the Maker hereunder.

(b)Except as otherwise provided in this Note, whenever any payment or action to be made or taken under this Note is stated to be due on a day which is not a Business Day, such payment or action will be made or taken on the next following Business Day and such extension of time will be included in computing interest or fees, if any, in connection with such payment or action.

(c)The Lender and the Maker may from time to time enter into agreements amending, modifying or supplementing this Note or changing the rights of the Lender or of the Maker under this Note and the Lender may from time to time grant waivers or consent to a departure from the due performance of the obligations of the Maker under this Note.  Any such agreement, waiver or consent must be in writing and will be effective only to the extent specifically set forth in such writing.  In the case of any such waiver or consent relating to any provision of this Note, any failure to comply with any provision of this Note so waived or consented to will be deemed to be cured and not continuing, but no such waiver or consent will extend to any other or subsequent failure to comply with any provision of this Note or impair any right consequent thereto.

(d)This Note may not be assigned or transferred by the Lender without the written consent of the Maker, which consent shall not be unreasonably withheld, conditioned or delayed.  This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

(e)No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Note will affect any other or further exercise thereof or exercise of any other right, power or privilege except as and to the extent that the assertion of any such right, power or privilege will be barred by an applicable statute of limitations; nor will any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege.  The rights and remedies of the Lender under this Note are cumulative and not exclusive of any rights or remedies that the Lender would otherwise have.

(f)All notices, requests, demands, directions and other communications (collectively "Notices") under the provisions of this Note must be in writing (including telexed or telecopied communication) unless otherwise expressly permitted under this Note and must be sent by first-class or first-class express mail, private overnight or next Business Day courier or by telex or telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given Notice will be effective when received.  All Notices will be sent to the applicable party at the addresses stated below or in accordance with the last unrevoked written direction from such party to the other parties.

Maker:

KEYSTAR CORP.

9629 Las Vegas Blvd. S, Suite E4-98

Las Vegas, Nevada 89123

Attention: President

and copy to:

Clark Hill PLC

One Oxford Centre, 14th Floor

Pittsburgh, Pennsylvania 15219

Attention:  Jeffrey J. Conn, Esquire

Lender:

EXCEL FAMILY PARTNERS, LLLP

1285 N. Palm Ave.

Sarasota, Florida 34236

Attention: Bruce Cassidy

and copy to:

Clark Hill PLC

One Oxford Centre, 14th Floor

Pittsburgh, Pennsylvania 15219

Attention:  Jeffrey J. Conn, Esquire

(g)The provisions of this Note are intended to be severable.  If any term or provision of this Note, or the application thereof to any Person or circumstance, will to any extent be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each term and provision of this Note will be valid and enforceable to the fullest extent permitted by Law.

(h)This Note will be deemed to be a contract under the Laws of the State of Florida and for all purposes will be governed by and construed and enforced in accordance with the substantive Laws, and not the laws of conflicts, of said State. The Maker consents to the exclusive jurisdiction and venue of the federal and state courts located in Sarasota County, Florida, in any action on, relating to or mentioning this Note, the other Loan Documents or any one or more of them.

(i)This Note and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, among the parties relating to the transactions provided for in this Note and the other Loan Documents.

(j)This Note may not be amended, modified or supplemented orally.

(k)This obligation will bind the Maker and its successors and assigns, and the benefits hereof will inure to the Lender and its successors and assigns, except that the Maker may not assign or transfer any of its rights under this Note.

(l)This Note amends and restates that certain Discretionary Non-Revolving Line of Credit Demand Note, dated February 22, 2022, issued by the Maker to the Lender in the original principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Existing Note").  This Note is issued in substitution for the Existing Note and is not a novation thereof.

(m)WAIVER OF TRIAL BY JURY.  THE MAKER AND THE LENDER HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVE ALL BENEFIT AND ADVANTAGE OF ANY SUCH RIGHT TO A TRIAL BY JURY, AND NEITHER WILL AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS.

(n)DEMAND.  THE MAKER ACKNOWLEDGES THAT THE NON-REVOLING CREDIT LOANS ARE PAYABLE ON DEMAND AND THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS NOTE, NOTHING IN THIS NOTE, INCLUDING WITHOUT LIMITATION THE ENUMERATION IN THIS NOTE OF SPECIFIC CONDITIONS OR COVENANTS RELATING TO THE NON-REVOLING CREDIT LOANS, SHALL BE CONSTRUED TO QUALIFY, DEFINE OR OTHERWISE LIMIT IN ANY WAY THE LENDER'S UNRESTRICTED RIGHT, POWER AND ABILITY, AT ANY TIME, AND FROM TIME TO TIME, TO DEMAND THE PAYMENT OF THE AGGREGATE OUTSTANDING BALANCE OF, AND ALL ACCRUED INTEREST ON, THE NON-REVOLING CREDIT LOANS, AND THE MAKER AGREES THAT THE FAILURE TO COMPLY WITH ANY CONDITION, COVENANT OR OTHER PROVISION OF THIS NOTE IS NOT THE ONLY BASIS FOR A DEMAND TO BE MADE BY THE LENDER FOR THE PAYMENT OF THE NON-REVOLING CREDIT LOANS.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Maker has duly executed and delivered this Note on the day and year first above written.

MAKER: KEYSTAR CORP., a Nevada corporation By: _/s/ John Linss John Linss, its Chief Executive Officer

Acknowledged and Agreed to:

LENDER:

EXCEL FAMILY PARTNERS, LLLP,
a Florida limited liability limited partnership

By: Fortress Holdings, LLC, its general partner

   By: __Bruce A. Cassidy

         Bruce A. Cassidy, its Manager

{Signature Page to Amended and Restated Discretionary Non-Revolving Line of Credit Demand Note}

DISCRETIONARY NON-REVOLVING LINE OF CREDIT DEMAND NOTE

SCHEDULE 1

DATE	NON-REVOLVING CREDIT LOANS	DETAILS
February 10, 2022	$2,500.00	Payment to D.Brooks & Associates CPAs on behalf of Maker
February 22, 2022	$6,837.50	Payment to SadlerGibb on behalf of Maker
March 16, 2022	$30,000.00	Wire Transfer
April 20, 2022	$125,356.29	Legal fee reimbursement
August 16, 2022	$2,884.80	Reimbursements of business expenses to Bruce Cassidy

TOTAL:	$167,578.59

Ledger acknowledged and confirmed by:

KEYSTAR CORP.,
a Nevada corporation

By: _/s/ John Linss

      John Linss, its Chief Executive Officer